Exhibit 10.5

18 November 2019 AMENDMENT THREE TO DATA SHARING AGREEMENT This Amendment Three (the "Amendment Three") Lo the Data Sharing Agreement, dated December 21, 2018, by and between General Motors Holdings LLC and its affiliates ("GM") and wcjo Limited ("Wejo") ("the DSA"), as amended by Amendment One to the DSA, dated February 19, 2019 {''Amendment One"), and Amendment Two to the DSA, dated June 25, 2019 (''.Amendment Two"), (co][ectively, the "Agreement"), is entered into by and between GM and Wejo and is effective as of _____ (the "Amendment Three Effective Date"). Capitalized terms not defined in this Amendment Three have the definitions provided in the Agreement. In eonsidei'ation of the mutual covenants and conditions, the receipt and sufficiency of which arc hereby acknowledged, GM and We_jo hereby agree to the following: L For Data made available to Wejo by GM beginning on a date to be specified by GM following the Amendment Three Erfoelivc Date, Exhibil I Lo the DSA is deleted in its entirety and replaced with the attached Exhibit I document For the avoidance of doubt, changes to Exhibit I to the DSA do not apply retroactively to any Data made available to Wejo priono the effective date of a change to Exhibit I; 3. Anew subsection 6.i. is added to the DSA as follo\vs: i. not use the Data for any of the following purposes: (i) surveillance ortracking to identify {or attempt to identify), qbserve,.or monitt)r a unique individual or unique vehicle; (ii) mililary, defense, or law enforcement; (iii) any plirpose that undermines the safety, privacy, or security of vehicles or individuals; (iv) politics; or

(v) discrimination uguinst uny individual or group. 6. A i1ew subsectiori is added to the end of Section 2 of Exhibit :'i of lhe DSA as follows: • not use the Data for any of the following purposes: (i) surveillance or tracking to identify (or attempt to identify), observe, or monitor a unique individual or unique vehicle; (ii) military, defense, or law enforcement; . (iii) any purpose that undermines the safety, privacy, or security of vehicles or · individuals; (iv) politics; or (v) discrimination against ailyindividual or group. 7. Except as expressly modified by this Amendment Three, the Agreement remains in foll force and effect. This Amendment Three, t9gethe1• with the Agreement, constitute the entire agreement between GM and WeJo with respect to their su~jcct i1tattcr arid supersede all prior oral or written representations and agreements. 8. ThisAiriendment may be executed electronically and in any number of counterparts, each of which when executed shall be. deemed to be an original but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, GM and Wejo have caused this Amendment Three to be executed by their duly authorized representatives, effective as of the Amendment Three Effective Date. General Motors Holdings LLC By: 13~ / . ~b Print name: }sqrry L,l.:::V\1 le Title: fvP 'Pr-t-s. c;MN.+ Date: N OV · I 8 10 l q Print name: Richard Barlow Title: CEO -------------- Date: 8th November 2019 - -- - -- - - ---- - -

EXHIBIT 1 Data